UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

Amendment No. 1
on
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2005

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment for Principal Officers.

As permitted by Item 5.02 of a Current Report on Form 8-K, Rudi E. Moerck has submitted a letter related to the Form 8-K filed by Altair Nanotechnolgies Inc. (the “Company”) on May 25, 2005 and requested that the Company filed it on an amendment to that Form 8-K. A copy of such letter is attached as Exhibit 99.1 hereto.

Management has reviewed the letter, disagrees with many of its claims and continues to stand behind its public statements and business plan.  Mr. Moerck’s arguments have been addressed directly or indirectly in various releases, reports and conference calls by management.  For these reasons, and management’s desire to remain focused on developing the business of the Company, management has determined not to respond to its specific arguments or allegations.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The letter included in this Item 9.01 was was drafted by, or on behalf of, Rudi E. Moerck. The Company expressly disclaims any responsibility for, or the accuracy of, the information in the letter included in the Item 9.01 and is filing such letter solely in order to satisfy a requirement under Item 5.02 of Form 8-K.

99.1 Letter from Mr. Moerck to Mr. Gotcher dated June 1, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies, Inc.

Dated: June 3, 2005	By:	/s/ Alan Gotcher
Alan Gotcher
Chief Executive Officer

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